NEWS RELEASE

Former CEO of American Express Bank and ChaseBankCard Services,
John A. Ward, III, Joins InCard Technologies Board of Directors

Financial industry luminary and one-time Chief Executive Officer of InCard Technologies rejoins the Board of Directors after company’s successful financial and organizational restructuring in 2009

Los Angeles, CA – January 4, 2010 – Innovative Card Technologies, Inc. (OTCBB: INVC), developers of the breakthrough InCard DisplayCardTM security device for e-banking, e-commerce, and data access, announced that John A. Ward, III will again serve on InCard Technologies’ Board of Directors.

Mr. Ward’s 34-year executive career in the financial services industry includes serving as Chairman of the Board and Chief Executive Officer of American Express Bank; Executive Vice President of The Chase Manhattan Bank, and Chief Executive Officer of ChaseBankCard Services. During his career, he has turned around and grown a diverse set of companies providing financial services such as credit cards, travelers’ cheques, private banking, correspondent banking, third-party funds distribution, corporate banking, and trade and export finance.

“John’s decision to come back to InCard is further validation of the new direction of this company and completes the company’s strategic restructuring of the Board,” said Rich Nathan, President, CEO, and Director of InCard Technologies.  “During his long and successful career, John’s vision and management skills have taken him to the very top of the financial services industry. His professional network and the experience he brings to our Board will be invaluable as we expand DisplayCard market penetration and roll out the first of our new products in the first quarter of 2010.”

Ward’s arrival brings the number of InCard Technologies’ board members to six. He will be serving alongside President, CEO, and Director Rich Nathan; and Directors Scott V. Ogilvie; W. Robert Ramsdell; Harry L. Tredennick, III; and Joe Zelayeta. Ward’s exemplary banking industry background rounds out the Board’s diverse skill set, which includes extensive technical, financial, manufacturing, corporate growth, and legal expertise.

“The company’s successful restructuring in 2009 has resulted in two straight million-dollar-plus quarters and InCard products dominate the financial authentication-card market,” said Ward.  “The company’s product portfolio provides two crucial assets to financial institutions: security and product differentiation.  I am eager to contribute to the DisplayCard’s continued market expansion, and to the introduction of InCard’s revolutionary, new line of products to the banking sector.”

About Innovative Card Technologies
Innovative Card Technologies, Inc. (OTCBB: INVC) was founded in 1993 to add advanced features to payment cards. The company’s InCard DisplayCard enables dual-factor authentication in a convenient credit card form-factor.   The cards can be configured to offer RFID physical access or payment capabilities, and feature a screen powered by an embedded integrated circuit, battery, and switch. This screen displays a one-time password to verify the presence of the card during online and data systems login. www.incard.com.

Investor Relations
Jose Castaneda
720-733-0052, ir@incard.com

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to InCard as of the date hereof, and InCard has not assumed any duty to update these forward-looking statements to reflect events or circumstances after the date of this document.  A discussion of various factors that could cause InCard’s actual results to differ materially from those expressed in such forward-looking statements is included in InCard’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10K, dated May 15, 2009.

INNOVATIVE CARD TECHNOLOGIES
US BANK TOWER • 633 WEST 5TH ST, SUITE 2600 • LOS ANGELES, CA • 90071
PHONE: 213.223.2145 • FAX: 213.223.2147 • WWW.INCARD.COM